ADDENDUM TO REVISED FIRST AMENDMENT TO NONCOMPETITION, SEVERANCE AND

EMPLOYMENT AGREEMENT BETWEEN

THE SOUTH FINANCIAL GROUP, INC. AND ANDREW B. CHENEY

A First Amendment to the Noncompetition, Severance and Employment Agreement was entered into on the7th day of December, 2005 and a Revised First Amendment to the Noncompetition, Severance and Employment Agreement (“Revised Amendment”) on the 1st day of June, 2006, by and between Andrew B. Cheney., and individual (“Executive”) and The South Financial Group, Inc., a South Carolina corporation financial institution holding company headquartered in Greenville, South Carolina (“Company”).

The following paragraph is an addendum to the Revised Amendment:

Executive and Company agree that Executive’s entitlement to the benefits provided in the First Amendment does not require performance of services to the Company after December 31, 2006. If Executive’s employment is terminated, the benefits provided in the First Amendment will be paid notwithstanding the reason for Executive’s termination. Payments under the First Amendment will be paid to your personal representative in the event of your death before completion of the payments.

Executive:

/s/   Andrew B. Cheney

Andrew B. Cheney

Chairman - Mercantile Bank

The South Financial Group. Inc.

/s/   Mary A. Jeffrey

Mary A. Jeffrey

Executive Vice President

Corporate Human Resources Director